SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COUNTRYWIDE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Presentation May 2007

Countrywide Is... One of the world's premier companies Workforce of over 55,000 worldwide #91 on the Fortune 500 list (1) #168 on the Forbes Global 2000 list (2) America's #1 home lender, producing nearly $2 billion in new loans per working day in 2006 A diversified financial services powerhouse, with over 50% of consolidated 2006 pre-tax earnings produced by banking, capital markets & insurance businesses An investment that has delivered exceptional shareholder returns Total returns for 1-Yr, 5-Yr and 10-Yr periods ended 12/31/06 exceeded the S&P 500 and S&P 500 Financials indices Ranked #12 among all stocks for 25-Yr total returns (3) (1) At April 30, 2007. (2) At March 29, 2007. (3) Source: USA Today, May 2, 2007

Countrywide Has Generated Superior Long-Term Growth CFC S&P 500 S&P 500 Financials 12/31/2001 0 0 0 3/31/2002 0.0947 0.0027 0.0343 6/30/2002 0.1835 -0.1314 -0.0425 9/30/2002 0.1592 -0.2811 -0.2051 12/31/2002 0.2728 -0.2205 -0.146 3/31/2003 0.4199 -0.245 -0.1895 6/30/2003 0.7212 -0.129 -0.0399 9/30/2003 0.9401 -0.1059 0.0006 12/31/2003 1.5115 0.0027 0.1187 3/31/2004 2.1827 0.0197 0.1731 6/30/2004 2.5046 0.0372 0.1452 9/30/2004 2.9401 0.0177 0.1492 12/31/2004 2.7141 0.1115 0.2398 3/31/2005 2.2715 0.0876 0.1613 6/30/2005 2.9065 0.1025 0.2113 9/30/2005 2.352 0.1422 0.2201 12/31/2005 2.4902 0.1659 0.3203 3/31/2006 2.7618 0.2149 0.3632 6/30/2006 2.9186 0.1974 0.3615 9/30/2006 2.6212 0.2651 0.4699 12/31/2006 3.4025 0.3496 0.5734 3/31/2007 2.5081 0.3585 0.5294 4/30/2007 2.8668 0.4187 0.5926 (1) 12-mos ended 12/31/05 to 12-mos ended 12/31/06; (2) Annualized 10-mos ended 12/31/01 to 12-mos ended 12/31/06; (3) 12-mos ended 2/28/97 to 12-mos ended 12/31/06; (4) Annualized returns measured on a Dec. 31 calendar year; Source: Bloomberg Total Return Analysis Mar-07

CEO Contract Extension Will Reduce Compensation (1) Excludes other compensation items with total value of less than $0.7 million in 2006. In addition, at the beginning of 2007 CEO Angelo R. Mozilo received a Term Extension Award. This award consists of $10 million in restricted stock units, half of which vests in three years if Countrywide meets its total shareholder return target and the other half of which vests if Mr. Mozilo remains CEO for three years. For additional executive compensation information, see Proxy Statements filed by the Company with the SEC in 2005, 2006 and 2007. Certain elements of Mr. Mozilo's compensation are subject to adjustment at the discretion of the Compensation Committee. This description is qualified by reference to Mr. Mozilo's Employment Agreement which was filed on a Form 8-K on December 26, 2006 (dollars in millions)